SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”) is made and entered into as of February 22, 2010 (the “Effective Date”) by and between: (i) Tactical Air Defense Services, Inc., a Nevada corporation (the “Company”); and (ii) DS Enterprises, Inc., a California corporation (the “Settlor”) (The Company and the Settlor may be individually referred to hereinafter as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, on or about September 8, 2006, the Company and the Settlor entered into a Financial Advisory Services Agreement (the “Advisory Agreement”).

WHEREAS, pursuant to the terms of the Advisory Agreement, the Settlor completed the services under the Advisory Agreement and was issued a convertible promissory note on May 8, 2007 (the “Note,” a copy of which are attached hereto as Exhibit A).

WHEREAS, pursuant to the terms of and the rights afforded by the Note, the Settlor has made numerous demands upon the Company for conversion of the balance of the Note into 66,385,157 shares of the Company’s common stock, par value $0.001 (the “Common Stock”).

WHEREAS, the Company has reviewed the Note and confirms the existence of and liability for the Note.

WHEREAS, the Company is unable to settle the Note through the payment of cash and in an effort to clean up its balance sheet, the Company believes it to be in the best interest of the Company and its shareholders to settle the Note through the issuance of shares of Common Stock as further described herein.

WHEREAS, the Parties wish to enter into this Agreement and settle and forever resolve the claims the Settlor has against the Company related to the Note.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

AGREEMENT

1.           Release of Claims.    Upon issuance of the Settlement Shares (as further defined and described herein) the Settlor hereby agrees to fully settle and forever resolve any and all past, present and future claims the Settlor may have against the Company related to Advisory Agreement and the Note, including all principal and interest due thereunder as of the Effective Date (hereinafter the “Claims”).

2.           Consideration.   As consideration for the release of the Claims, the Company shall issue and transfer to the Settlor or its assignees, free and clear of any security interests, liens, claims or other encumbrances whatsoever, Forty Five Million Eight Hundred and Five Thousand Seven Hundred and Fifty Eight (45,805,758) shares of Common Stock (the “Settlement Shares”). The Settlement Shares shall be issued to the Settlor or its assignees: (i) within five (5) business days of the Effective Date via DWAC electronic transfer pursuant to the transfer instructions attached hereto as Exhibit B; (ii) pursuant to a valid Company Board of Directors resolution; and (iii) as unrestricted, free trading shares pursuant to the opinion letter provided by the Settlor’s counsel (the “Opinion Letter,” a copy of which has been attached hereto as Exhibit C), which the Company hereby irrevocably authorizes the Company’s transfer agent, Transfer Online, Inc., to accept. The Settlement Shares shall be deemed to have been converted from the Note and, as such, the issuance date for such Settlement Shares shall tack back to the original issuance date of the Note pursuant to Rule 144 promulgated under the Securities Act of 1933. The Settlement Shares shall represent the total compensation due and payable to the Settlor in connection with Claims. In the event the Settlement Shares are not issued as free trading unrestricted shares due to events outside of the Company’s control, this Agreement shall be nullified in its entirety and the Note shall remain as issued and valid.

3.           Assignability.  This Agreement shall be binding upon the Company and its successors, and shall inure to the benefit of the Settlor and their successors and assigns. The Settlement Shares, and all of the terms and conditions described herein, are assignable and may be transferred sold, or pledged, hypothecated or otherwise granted as security by the Settlor at their sole discretion.

4.           Waiver of Section 1542.     In signing this Agreement, the Parties has been advised of, understand and knowingly waive their rights under California Civil Code Section 1542 which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

5.           No Further Claims.     The Parties covenant and agree never to commence against each other, any legal action or proceeding based in whole or in part upon the Claims, demands, allegations, and/or injuries released in this Agreement.

6.           Dispute Resolution.   The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of California (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE COURTS LOCATED IN THE NORTH COUNTY OF SAN DIEGO, CALIFORNIA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.  AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

7.           Attorney’s Fees.   Should any Party hereto employ an attorney for the purpose of enforcing or constituting this Agreement, the Advisory Agreement or the Note, or any judgment based on this Agreement or the Note, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other Party or Parties thereto reimbursement for all reasonable attorneys’ fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding.

8.           Necessary Action.   At all times after the execution of this Agreement, each Party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any Party for such purposes or otherwise necessary to complete or perfect the transaction contemplated hereby.

9.           Authority to Bind.   Each Party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transaction provided in this Agreement have been duly authorized by all necessary action of the respective person or entity, including receipt of approvals from any governing board of directors, and that the person executing this Agreement on its behalf, if applicable, has the full capacity to bind that entity.

10.           Time of Essence.  Time is of the essence in the performance of all obligations under this Agreement.

11.           Signatures.  This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each Party when executed by all Parties. Facsimile signatures shall be valid and binding for all purposes.

12.           No Oral Change; Waiver.  This Agreement may only be changed, modified, or amended in writing by the mutual consent of the Parties hereto.  The provisions of this Agreement may only be waived in or by writing signed by the Party against whom enforcement of any waiver is sought.

13.           Severance.    Should any provision of this Agreement be held by a court of competent jurisdiction to be invalid, void or unenforceable for whatever reason, the remaining provisions not so declared shall, nevertheless, continue in full force and effect, without being impaired in any manner whatsoever.

14.           Acknowledgments and Assent.   The Parties acknowledge that they have been given adequate time to consider this Agreement and that they were advised to consult with an independent attorney prior to signing this Agreement and that they have in fact consulted with counsel of their own choosing prior to executing this Agreement. The Parties agree that they have read this Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

SIGNATURE PAGE

IN WITNESS WHEREOF the Parties have executed this Settlement Agreement effective as of February 22, 2010.

COMPANY: Tactical Air Defense Services, Inc. A Nevada corporation ___________________________________ By: Alexis Korybut Its: Chief Executive Officer	SETTLOR: DS Enterprises, Inc. A California corporation ___________________________________ By: Phil Scott, CFA Its: President

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME